MORRISON & HECKER L.L.P.
                                ATTORNEYS AT LAW

                                2600 Grand Avenue
                                  Kansas City,
                               Missouri 64108-4606
                                 Telephone (816)
                                    691-2600
                             Telefax (816) 474-4208

                                  June 8, 1998

Kinder Morgan Energy Partners, L.P.
1301 McKinney, Suite 3450
Houston, Texas 77010

      Re:  Registration Statement on Form S-8
           Common Unit Option Plan

Ladies and Gentlemen:

      In connection with the filing of a Registration Statement on Form S-8 for Kinder Morgan Energy Partners, L.P. (the "Partnership") relating to both the issuance pursuant to the Kinder Morgan Energy Partners, L.P. Common Unit Option Plan (the "Plan") and the subsequent reoffering and resale of common units of the Partnership (the "Units"), you have requested our opinion on the legality of the Units being issued thereunder. We have examined the Partnership Agreement of the Partnership, as amended, minutes of applicable meetings of the Board of Directors of the general partner of the Partnership, the Plan, and such other records and documents, together with applicable certificates of public officials, that we have deemed relevant to this opinion.

      Based on the foregoing, it is our opinion that:

      All necessary partnership actions have been taken to authorize the issuance and sale of 250,000 Units in the manner and as provided for in the Registration Statement on Form S-8, and when such Registration Statement becomes effective and the Units are issued and the payment received therefore in accordance with the Plan, the Units will be validly issued and, on the assumption that the limited partners of the Partnership take no part in the control of the Partnership's business and otherwise act in conformity with the provisions of the Partnership Agreement (Articles VI and VII) regarding control and management of the Partnership, such Units will be fully paid and nonassessable.

      We hereby consent to the reference to our firm in the Registration Statement on Form S-8, and consent to the filing of this letter, or copies hereof, as an exhibit to such Registration Statement.

                               Very truly yours,

                           /s/ MORRISON & HECKER L.L.P.


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